Exhibit 3.45

State of North Carolina

Department of the Secretary of State

ARTICLES OF ORGANIZATION

INCLUDING ARTICLES OF CONVERSION

Pursuant to §§ 57C-2-21, 57C-9A-01 and 57C-9A-03 of the General Statutes of North Carolina, the undersigned converting business entity does hereby submit these Articles of Organization Including Articles of Conversion for the purpose of forming a limited liability company.

1.	The name of the limited liability company is: Quintiles Latin America, LLC
The limited liability company is being formed pursuant to a conversion of another business entity.

2.	The name of the converting business entity is Quintiles Latin America, Inc. and the organization and internal affairs of the converting business entity are governed by the laws of the state or country of North Carolina A plan of conversion has been approved by the converting business entity as required by law.

3.

The converting business entity is a (check one): ☒ domestic corporation; ☐ foreign corporation; ☐ foreign limited liability company; ☐ domestic limited partnership;

☐ foreign limited partnership; ☐ domestic registered limited liability partnership;

☐ foreign limited liability partnership; or ☐ other partnership as defined in G.S. 59-36, whether or not formed under the laws of North Carolina.

4.	If the limited liability company is to dissolve by a specific date, the latest date on which the limited liability company is to dissolve: (If no date for dissolution is specified, there shall be no limit on the duration of the limited liability company.)

5.	The name and address of each person executing these articles of organization is as follows: (State whether each person is executing these articles of organization in the capacity of a member, organizer or both).
Beverly Rubin, Organizer
4709 Creekstone Dr.
Durham, North Carolina 27703

6.	The street address and county of the initial registered office of the limited liability company is:
Number and Street 150 Fayetteville Street, Box 1011
City, State, Zip Code Raleigh, North Carolina 27601 County Wake

7.	The mailing address, if different from the street address, of the initial registered office is:

8.	The name of the initial registered agent is: CT Corporation System

9.	Principal office information: (Select either a or b.)

a.	☒ The limited liability company has a principal office.

•	The street address and county of the principal office of the limited liability company is:

Number and Street 4820 Emperor Boulevard

City, State, Zip Code Durham, North Carolina 27703                                         County Durham

•	The mailing address, if different from the street address, of the principal office of the limited liability company is:

b.	☐ The limited liability company does not have a principal office.

10.	Check one of the following:

☒ (i) Member-managed LLC: all members by virtue of their status as members shall be managers of this limited liability company.

☐ (ii) Manager-managed LLC: except as provided by N.C.G.S. Section 57C-3-20(a), the members of this limited liability company shall not be managers by virtue of their status as members.

11.	Any other provisions which the limited liability company elects to include are attached.

12.	These articles will be effective upon filing, unless a date and/or time is specified:

December 31, 2011 at 11:59 p.m. Eastern Standard Time

This is the 31st day of December, 2011.

Quintiles Latin America, LLC
/s/ Beverly Rubin
Signature

Beverly Rubin, Organizer
Type or Print Name and Title

NOTES:

1.	Filing fee is $125. This document must be filed with the Secretary of State.

QUINTILES LATIN AMERICA, LLC

ARTICLES OF AMENDMENT

OF

ARTICLES OF ORGANIZATION

Pursuant to Section 57D-2-22 of the General Statutes of North Carolina, the undersigned limited liability company, Quintiles Latin America, LLC (the “Company”), hereby submits these Articles of Amendment for the purpose of amending its Articles of Organization:

1. The name of the limited liability company is Quintiles Latin America, LLC

2. Article 1 of the Articles of Organization of the Company is hereby amended to read as follows:

“1. The name of the limited liability company is IQVIA RDS Latin America LLC”

3. The foregoing amendment was duly adopted by unanimous vote of the sole member of the limited liability company.

4. These articles will become effective upon filing.

IN WITNESS WHEREOF, I have hereunto set my hand this 6th day of November, 2017.

QUINTILES LATIN AMERICA, LLC

By:	/s/ James H. Erlinger III
Name: James H. Erlinger III Title: Authorized Person